Exhibit 10.2
SEPARATION AGREEMENT AND GENERAL RELEASE
This Separation Agreement and General Release (hereinafter “Agreement”) is made and entered into by and between Frederick Wolfe (“Wolfe”) on the one hand, and Real Mex Restaurants, Inc. and all of its subsidiaries, related entities and affiliates (collectively referred to as “Real Mex”) on the other hand.
RECITALS
A. Wolfe has been employed by Real Mex as President and Chief Executive Officer, and was a member of the Real Mex Board of Directors.
B. Real Mex and Wolfe entered into an Amended and Restated Executive Employment Agreement (“Employment Agreement”) on or about February 28, 2008.
C. Wolfe’s employment with Real Mex terminated effective December 15, 2008, and Wolfe is entitled to benefits under the Employment Agreement subject to his signing this Agreement.
D. Wolfe and Real Mex have reached agreement on the terms and conditions of the termination of his employment from Real Mex.
E. Wolfe and Real Mex desire to settle fully and finally all differences between them, including those arising in any way out of Wolfe’s employment with Real Mex and the termination thereof.
NOW, THEREFORE, in consideration of the premises and promises herein contained, IT IS AGREED AS FOLLOWS:
AGREEMENT
1. This Agreement shall not in any way be construed as an admission by Real Mex that it has acted wrongfully with respect to Wolfe or any other person, or that Wolfe has any rights whatsoever against Real Mex, its affiliates or any of their current or former partners, owners, directors, officers, employees or agents, and Real Mex specifically disclaims any liability to or wrongful acts against Wolfe or any other person, on the part of itself, its divisions, affiliates, related entities or any of its or their current or former partners, owners, directors, officers, employees or agents.

2. Real Mex and Wolfe agree that Wolfe’s employment at Real Mex terminated effective December 15, 2008. Real Mex agrees to pay Wolfe all compensation for services rendered and all accrued, unused vacation pay through December 15, 2008. Wolfe further agrees that his resignation from the Real Mex Board of Directors was effective on December 15, 2008.
3. Subject to Paragraphs 4 and 13 below, Real Mex will pay Wolfe his annual salary of $473,000 for one year in biweekly installments on the payment dates on which that salary normally would be paid, and will commence on January 2, 2009. Checks will be mailed to Wolfe’s home address of record, or through direct deposit, on Real Mex’s normally scheduled paydays. For purposes of applying the provisions of Internal Revenue Code Section 409A to this Agreement, each separately identified amount to which the Wolfe is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement, including any payment pursuant to the Company’s regular payroll practices, shall be treated as a right to a series of separate payments.
4. All employment benefits end on the termination date, except as stated herein. Wolfe will become eligible for COBRA benefits on December 16, 2008 and will be notified by the administrator. Wolfe is entitled to elect and pay for COBRA coverage whether or not he signs this agreement. However, as additional consideration for Wolfe signing this agreement, Real Mex will continue to pay its portion of the major medical, executive medical and dental premiums, which Wolfe has in effect, for a period of 12 months provided he elects to continue his health insurance through COBRA. Wolfe’s contributions will continue through standard payroll deductions. Should Wolfe elect to continue medical and dental coverage for the remainder of the COBRA period he must do so at his own expense. Participation in the Company’s deferred compensation plan and all supplemental plans (including but not limited to life insurance, disability, auto allowance/expenses) will be terminated on December 16, 2008.

5. In exchange for Real Mex waiving its rights to enforce the provisions of Section 2.7(a) of the Employment Agreement, Wolfe agrees that (a) the salary continuation payments referenced in Paragraph 3 above shall be reduced by the amount of salary earned by Wolfe in any other job during the one-year severance period, and (b) the COBRA contribution payments referenced in Paragraph 4 above will cease if Wolfe obtains group health insurance through another employer during the one-year severance period. Wolfe agrees to notify Real Mex as soon as reasonably possible of any new employment he obtains within the one-year severance period.
6. Wolfe represents and agrees that he will adhere to the restrictions on soliciting employees set forth in Section 2.7(b) of the Employment Agreement. Wolfe further represents that at no time during his employment at Real Mex has he engaged in conduct involving fraud, theft or embezzlement of any Real Mex assets.
7. Wolfe specifically acknowledges that he is entitled to no further benefits or payments of any kind from Real Mex (including, but not limited to, salary, accrued vacation, moving allowance, severance pay and benefits) pursuant to the terms of the Employment Agreement.
8. All payments required to be made by Real Mex hereunder shall be subject to any and all applicable withholdings, including any withholdings for any related federal, state or local taxes. Wolfe acknowledges that he shall be responsible for any and all income taxes or other taxes incurred by him as a result of his receipt of any payments from Real Mex pursuant to the terms of this Agreement.
9. Wolfe agrees to make himself available by telephone upon reasonable notice to assist Real Mex with respect to any ongoing matters or projects and shall cooperate fully with such matters. Wolfe and Real Mex’s officers and directors further agree that best efforts will be made to avoid making any statements which will in any way disparage, defame or hold the other (including Real Mex’s current and former directors, officers and employees) in a negative light.

10. Wolfe acknowledges and agrees that he has returned to Real Mex all of its property, documents, books, records, reports, contracts, lists, computer disks (or other computer-generated files or data), or copies thereof, created on any medium, prepared or obtained by him or Real Mex in the course of or incident to Wolfe’s employment with Real Mex. Real Mex acknowledges that it has received from Wolfe the following: (a) laptop; (b) blackberry; (c) Fob; and (d) keys.
11. Wolfe acknowledges his continuing confidentiality obligations under (a) Section 2.5 of the Employment Agreement, and (b) any confidentiality agreement signed by him with respect to Real Mex.
12. Wolfe represents that he has not filed any complaints, charges or lawsuits against Real Mex, or against (a) any current or former officers, directors and employees of Real Mex, (b) any current or former affiliate or related entity of Real Mex (including parents, subsidiaries and divisions), or (c) the current or former officers, directors and employees of said affiliates or related entities (including subsidiaries and divisions), that he will not file any lawsuit or claim against any of these entities or persons at any time hereafter for any event occurring prior to the date of this Agreement, and that if any court assumes jurisdiction of any lawsuit or claim against any of these entities or persons on behalf of Wolfe, he will request that the matter be dismissed with prejudice.
13. In the event that Wolfe has breached or breaches any of the obligations or representations set forth in Paragraphs 6, 9, 10, 11 and 12 herein, then Real Mex, in its sole and absolute discretion, may elect to cease making the payments under Paragraph 3 herein, and further may seek repayment of amounts previously paid to Wolfe hereunder.

14. Wolfe represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, that he has carefully read and fully understands all of the provisions of this Agreement, and that he is voluntarily entering into this Agreement.
15. As a material inducement to Real Mex to enter into this Agreement, Wolfe hereby irrevocably and unconditionally releases, acquits and forever discharges Real Mex, its current and former subsidiaries, parent companies, affiliates, divisions, successors, predecessors, related entities, assigns, and all of its and their owners, stockholders, partners, directors, officers, employees, agents, representatives, attorneys and all persons acting by, through, under or in concert with any of them (collectively “Releasees”), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs) actually incurred of any nature whatsoever, known or unknown, suspected or unsuspected (“Claim” or “Claims”) which Wolfe now has, owns or holds, or claims to have, own or hold, or which Wolfe at any time heretofore had, owned or held, or claimed to have had, owned or held, or which Wolfe at any time hereafter may have, own or hold, or claim to have, own or hold, against any of the Releasees relating to any event, act or omission that has occurred as of the Effective Date of this Agreement. This Release specifically applies to any Claims Wolfe may have with respect to payments and benefits pursuant to the Employment Agreement. However, this Release shall not apply to (a) any of Real Mex’s obligations under the terms of this Agreement, (b) Real Mex’s legal obligations to indemnify Wolfe, (c) any vested benefits such as 401(k), (d) any rights that Wolfe may have solely as a stockholder or optionholder of Real Mex, (e) any rights that Wolfe may have with respect to his portion of the RM Restaurants Holding Corp. — Holders Escrow Account Number XXXXXX0265 (also known as the Employment Litigation Escrow Account) (including interest accrued thereon), and (f) any claim for unemployment benefits.

16. Wolfe specifically waives and releases all rights, claims, including claims for attorneys’ fees, demands and causes of action under the Age Discrimination in Employment Act of 1967 (ADEA), as amended; Title VII of the Civil Rights Act of 1964, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Rehabilitation Act of 1973, as amended; the Workers Adjustment Retraining and Notification Act; the Older Workers Benefit Protection Act; the Americans with Disabilities Act; and any comparable state laws, concerning Wolfe’s relationship and association with any of the Releasees and the creation and termination of such relationship. Wolfe acknowledges and understands that the release of claims under the ADEA is subject to special waiver protection under 29 U.S.C. § 626(f). In accordance with that section, Wolfe specifically agrees he is knowingly and voluntarily releasing and waiving any right or claims of discrimination under the ADEA. In particular, he acknowledges and understands the following: (i) he is not waiving rights or claims for age discrimination under the ADEA that may arise after the date he signs this Agreement; (ii) he is not waiving his right to file a complaint or charge with the EEOC or participate in any investigation or proceeding conducted by the EEOC; (iii) he is waiving rights or claims for age discrimination under the ADEA in exchange for the payments and benefits described herein, which are in addition to anything of value to which he otherwise is entitled; (iv) he has been advised to consult with an attorney of his choice before signing this Agreement, and that he has freely and voluntarily entered into this Agreement without any threat, coercion, or intimidation by any person; (v) he has been given the opportunity to take at least 21 days to consider whether to sign this Agreement, although he is not required to wait 21 days; and (vi) he will have 7 days after the date he signs this Agreement within which to revoke it, and the Agreement shall not become effective or enforceable as to any party until that revocation period has expired (the “Effective Date”). Any such revocation shall be in writing and shall be sent by facsimile to Steven K. Wallace, facsimile no. 562-346-1466.
17. Wolfe expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, as well as all comparable provisions of federal and other states’ laws, and does so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Releasees, Wolfe expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all Claims which he does not know or suspect to exist in his favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such Claim or Claims.
18. Wolfe represents that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any Claim or any portion thereof, or interest therein, and agrees to indemnify, defend and hold Releasees harmless from and against any and all Claims, based on or arising out of any such assignment or transfer, or purported assignment or transfer of any Claims or any portion thereof or interest therein.
19. As a material inducement to Real Mex to enter into this Agreement, Wolfe represents and agrees that he will keep all of the terms of this Agreement completely confidential, and that, except as compelled by law, he has not and will not hereafter disclose any information concerning this Agreement to anyone other than to government agencies as required by law, and his attorney, accountant and spouse or domestic/civil union partner, and to them only on the condition that each such person to whom such information is disclosed will be specifically instructed not to disclose in any manner any such information to any other person.

Initials	Initials

20. Wolfe represents and acknowledges that in executing this Agreement he does not rely and has not relied upon any representation or statement not set forth herein made by any of the Releasees or by any of the Releasees’ agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.
21. This Agreement shall be binding upon Wolfe and upon his heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of Releasees and each of them, and to their heirs, administrators, representatives, executors, successors and assigns.
22. This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of the State of California. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. It is agreed that this Agreement shall be construed with the understanding that both parties were responsible for drafting it.
23. Should any of the provisions of this Agreement be declared or be determined to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.
24. This Agreement sets forth the entire Agreement between the parties hereto and, to the extent it is inconsistent with the Employment Agreement, it supersedes that agreement. As to any other agreement except for any confidentiality agreement, this Agreement fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. This Agreement may not be modified or amended except in a writing signed by all parties. Any waiver of one or more provisions of the Agreement shall not constitute a waiver of any of the remaining provisions hereto.
25. Wolfe and Real Mex agree that any dispute regarding the application, interpretation or breach of this Agreement (including, but not limited to, any misrepresentation made herein) will be subject to final and binding arbitration before JAMS of Orange County, California. Any resolution, opinion or order of JAMS may be entered as a judgment by a court of competent jurisdiction. This Agreement shall be admissible in any proceeding to enforce its terms.

PLEASE READ CAREFULLY. THIS SEPARATION AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN OR UNKNOWN CLAIMS, INCLUDING CLAIMS FOR AGE DISCRIMINATION, TITLE VII, AND CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT.
Executed at Long Beach this 19th day of December, 2008.
/s/ Frederick Wolfe
FREDERICK WOLFE
Executed at Cypress, California this 19th day of December, 2008.

REAL MEX RESTAURANTS, INC.

By:	/s/ Steven K. Wallace

	Name:	Steven K. Wallace

	Title:	Sr. VP Human Resources

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